UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 3, 2005

Date of report (Date of earliest event reported)

ARC CORPORATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50727	22-3247622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Broad Street

Clifton, New Jersey 07013

(Address of Principal Executive Offices)

(973) 249-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 2, 2005, ARC Corporate Realty Trust, Inc. (the “Company”) entered into a First Amendment to Contract of Purchase and Sale (the “Amendment”), by and among the Company, certain affiliates of the Company listed therein and HPI/NL Investors LLC (the “Purchaser”), which Amendment amends the Contract of Purchase and Sale dated December 20, 2004 (the “Agreement”). The Amendment provides for, among other items, (1) a reduction in the purchase price to approximately $65.2 million, subject to adjustment, (2) the removal of certain assets from the transaction provided for in the Agreement, (3) elimination of a potential participation in revenue at one of the properties, and (4) the termination of Purchaser’s right to terminate the Agreement based upon its due diligence investigation. A material contingency was met on February 3, 2005, that would have voided the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1 and shall be deemed “filed” with the Securities and Exchange Commission and is incorporated by reference herein in its entirety.

ITEM 9.01. Financial Statement and Exhibits.

(c) Exhibits.

10.1	First Amendment to Contract of Purchase and Sale, by and among ARC Corporate
Realty Trust, Inc., certain affiliates and HPI/NL Investors LLC, dated February 2,
2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC CORPORATE REALTY TRUST, INC.

Dated:	February 9, 2005	By:	/s/ Robert J. Ambrosi
Robert J. Ambrosi Chairman and President

EXHIBIT INDEX

Exhibit No.		Description
10.1	—	First Amendment to Contract of Purchase and Sale, by and among ARC Corporate Realty Trust, Inc., certain affiliates and HPI/NL Investors LLC, dated February 2, 2005.